Exhibit 10.16

TESARO, INC.

NON-DISCLOSURE AND INVENTIONS ASSIGNMENT AGREEMENT

The undersigned (“Employee”), in consideration and as a condition of the undersigned’s engagement or continued engagement as an employee, officer, consultant and/or director (a “Business Relationship”) of Tesaro, Inc., a Delaware corporation (the “Company”), does hereby covenant and agree with the Company with respect to the matters hereinafter set forth as of the date set forth on the signature page hereto:

1.             Non-Disclosure.

1.1          Employee understands that the Company continually obtains and develops proprietary and confidential information concerning its technical and business affairs (“Confidential Information”) which may become known to Employee in connection with his or her Business Relationship with the Company.

1.2          Employee acknowledges that all Confidential Information, whether or not in writing and whether or not identified as confidential or proprietary, is and shall remain the exclusive property of the Company or the third party providing such information to Employee or the Company.  By way of illustration, but not limitation, it is understood that Confidential Information includes information relating to (i) corporate information, including plans, strategies, methods, policies, resolutions, negotiations or litigation; (ii) financial information, including status or content of licensing or other collaboration, cost and performance data, sources of supply, debt arrangements, equity structure, investors and holdings, purchasing, sales data, price lists and cost information; (iii) operational or technological information and any information constituting intellectual property, including trade secrets, scientific, clinical and regulatory information and data, research and development activities and results, specifications, compound designs or structures, procedures, know-how, show-how, formulas, discoveries, inventions, improvements, concepts and ideas and any works of authorship based on or derived from any of the foregoing items; (iv) marketing information, including strategies, methods, customers, prospects, or market analyses or projections, and the identities and special needs of the customers or suppliers of the Company; and (v) personnel information, including personnel lists, reporting or organizational structure, resumes, personnel data, compensation structure (including equity grants), performance evaluations and termination arrangements or documents.  Confidential Information shall also include any comparable information that the Company has received belonging to others or which was received by the Company with an obligation or understanding that it would not be disclosed.

1.3          Employee agrees that, as between the undersigned and the Company, all Confidential Information is and will be the sole and exclusive property of the Company and its successors and assigns, even if such Confidential Information is not in the nature of a trade secret or otherwise marked confidential.  Employee will not at any time, whether during or after the termination or cessation of his or her Business Relationship for any reason, reveal to any person, association or company any Confidential Information, even if not in the nature of a trade secret or otherwise marked confidential, except as may be required in the ordinary course of performing duties in connection with his or her Business Relationship with the Company.

Confidential Information shall not apply to information that (A) was known to the public prior to its disclosure to Employee; (B) becomes generally known to the public subsequent to disclosure to Employee through no wrongful act of Employee or any representative of Employee; or (C) Employee is required to disclose by applicable law, regulation or legal process (provided that Employee provides the Company with prior notice of the contemplated disclosure and cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information).

1.4          Employee will cooperate with the Company and will use all reasonable precautions to prevent the unauthorized disclosure of all Confidential Information.  Both during his or her Business Relationship and at all times after termination or cessation of such Business Relationship for any reason, Employee shall keep secret all Confidential Information entrusted to Employee, even if not in the nature of a trade secret or otherwise marked confidential, and shall not use, attempt to use, or permit to be used any such Confidential Information for any purposes other than the sole purpose of performing his or her duties on behalf of and for the benefit of the Company.  Except in the good faith performance of Employee’s duties in connection with his or her Business Relationship with the Company, Employee will not use, attempt to use, or permit to be used any Confidential Information for the benefit of Employee or any third party, or in any manner which may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to the Company.

1.5          Employee understands that the Company is now, and may hereafter be subject to, non-disclosure or confidentiality agreements with third parties which require the Company to protect and/or refrain from the use of confidential or proprietary information of such third parties in accordance with the terms set forth therein.  As directed by the Company, Employee agrees to be bound by, and hereby becomes bound to, the terms of such agreements in the event that Employee has access to the confidential and proprietary information of such third parties.

1.6          Employee agrees to deliver to the Company all tangible copies of any Confidential Information in Employee’s possession or control, including any notes, memoranda, summaries or any other works of authorship that incorporate portions of any Confidential Information, upon the earlier of a request by the Company or the termination or cessation of his or her Business Relationship with the Company for any reason.

1.7          Employee acknowledges that all documents, records, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to Employee by the Company or are produced by Employee in connection with his or her Business Relationship will be and remain the sole property of the Company.  Any property situated on the Company’s premises and owned by the Company, including, without limitation, computers, disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time.  Employee will return to the Company all such materials and property as and when requested by the Company.  In any event, Employee will return all such materials and property immediately upon termination of his or her Business Relationship for any reason.  Employee will not take, remove or retain any such material or property or any copies thereof upon such termination.  Employee may retain the Employee’s rolodex and similar address books provided that such items only include contact information.

2.             Assignment of Inventions.

2.1          For purposes of this Agreement, the term “Invention” means any (i) idea, invention, modification, discovery, design, development, improvement, composition, process, formula, data, method, technique, work of authorship, know-how, show-how, patent, copyright, moral right, trade name, trademark, trade secret or any other form of intellectual property right whatsoever (whether or not any of the foregoing items are reduced to practice or are protectable under any state, federal, or foreign patent, copyright, trademark, trade secrecy laws or any other analogous laws protective of intellectual property rights), and (ii) any applications or rights to apply, with respect to the items listed in the foregoing clause (i), for patent, copyright, trademark or similar registrations, or any other analogous protective filings that may be recognized under the laws of any governmental authority.

2.2          Employee acknowledges and agrees that all work performed by Employee in the course of his or her Business Relationship with the Company shall be deemed “work for hire” to the fullest extent permissible by law.  Furthermore, if at any time or times during his or her Business Relationship with the Company (whether or not during normal working hours or on the premises of the Company), Employee shall (either alone or with others) make, conceive, discover, reduce to practice or become possessed of any Inventions that (i) concern the business of the Company or any of the products or services being developed, manufactured, marketed, sold or otherwise provided, planned or investigated by the Company; (ii) result from duties or tasks assigned to Employee by the Company or that are otherwise performed by Employee in the ordinary course of his or her Business Relationship; (iii) result from the use of premises, equipment, supplies, facilities or any other personal property (whether tangible or intangible) owned, leased or contracted for by the Company; or (iv) result from, incorporate, or are derived in any manner from any Confidential Information (or portions thereof) of the Company, then as between Employee and the Company, Employee agrees that such Inventions, and all the benefits thereof, shall immediately and automatically become the sole and exclusive property of the Company and its successors and designated assigns (all such Inventions collectively, the “Company Inventions”).

2.3          In the event that Employee retains or acquires any rights, title or interest in any Company Inventions for any reason, Employee agrees to irrevocably assign and transfer, and hereby does irrevocably assign and transfer, all of Employee’s rights, title and interest in and to all such Company Inventions to the Company and its successors and designated assigns.  For the avoidance of doubt, Employee also agrees to waive, and hereby does waive, all claims that Employee has or may have to any moral rights or other special rights in any Company Inventions.

3.             Further Assurances.

3.1          Employee will promptly disclose to the Company (or any persons designated by it) each such Company Invention, and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary work product, designs, plans, models, data and related information) to the Company.  Employee will also promptly disclose to the Company any other Invention made, conceived, discovered, reduced to practice or possessed by Employee (either alone or with others) at any time or times during his or her Business Relationship with the Company for the purpose of determining whether they constitute “Company Inventions”, as defined herein.

3.2          During and after his or her Business Relationship with the Company, Employee will, at the request and cost of the Company, including reasonable compensation for Employee’s significant time and effort involved, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require: (i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world relating to such Company Invention, and when so obtained or vested to renew and restore the same; and (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

3.3          If, within a reasonable period following the Company’s request,  Employee fails or refuses to provide his or her signature on any application for letters patent, copyright or other analogous protection relating to a Company Invention, whether because of physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact (which designation and appointment shall be deemed coupled with an interest and irrevocable and shall survive Employee’s death or incapacity), to act for and in Employee’s behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon, and/or to give effect to any applicable provision of this Section 3, with the same legal force and effect as if executed by Employee.

3.4          Employee further represents that all Inventions made, conceived, or first reduced to practice by Employee, under Employee’s direction or jointly with others prior to his or her engagement with the Company (“Prior Inventions”) have previously been assigned to a prior employer of the Employee and that no such Prior Inventions are assigned to the Company hereby.

4.             Prior Agreements.

4.1          Employee represents to the Company that, except as set forth on Schedule A attached hereto, Employee is not bound by any agreement or any other previous or existing business relationship which conflicts with or prevents the full performance of Employee’s duties and responsibilities to the Company (including his or her obligations under this or any other agreement with the Company).  In order to comply with this Agreement, the information on Schedule A shall specify the other contracting party or employer, the date of such agreement, the date of termination of any employment and shall provide to the Company a copy of each such other agreement (each, a “Prior Agreement” and collectively, the “Prior Agreements”).  If there is no such Schedule A attached hereto, Employee hereby represents that there are no such Prior Agreements.

4.2          Employee understands that the Company does not desire to acquire from Employee any business information Employee may have or any trade secrets, know-how or confidential business or technical information Employee may have acquired from others.  Therefore, Employee agrees that during the period of his or her Business Relationship with the Company, Employee will not improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer, or any other person or entity with whom Employee has an agreement or to whom Employee owes a duty to keep such information in confidence.  Those persons or entities with whom Employee has such agreements or to whom Employee owes such a duty are identified on Schedule A; if not so identified, Employee represents that there are no such prior agreements or duties.

5.             Remedies Upon Breach.  Employee acknowledges that the restrictions imposed by this Agreement are necessary for the protection of the business, goodwill and other legitimate interests of the Company and are considered by Employee to be reasonable for such purposes.  Employee agrees that any breach of this Agreement by Employee will cause irreparable damage to the Company and that in the event of such breach, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company, the right to an injunction, specific performance, as well as all other equitable relief to prevent the violation of Employee’s obligations hereunder without the necessity of any proof of actual damages or the posting of a bond or other security, and to payment by Employee of all costs incurred by the Company in enforcing the provisions of this Agreement, including reasonable attorneys’ fees.

6.             General.

6.1          No Business Relationship Obligation.  Employee understands that this Agreement does not impose on the Company any obligation to employ or continue to employ, or have or continue to have a Business Relationship with, Employee, that the right of the Company to terminate the employment and Business Relationship of Employee is not in any way diminished or affected by this Agreement, and that this Agreement does not create any obligation on the Company to enter into any Business Relationship or consulting relationship with Employee at any future time.

6.2          Severability.  Employee hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein.  In case any provisions (or portions thereof) contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, Employee agrees that such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject so as to be unenforceable at law, Employee agrees that such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

6.3          Survival.  Employee acknowledges and agrees that Employee’s obligations under this Agreement shall survive the termination or cessation of his or her Business Relationship with the Company regardless of the reason for such termination or cessation, and shall be binding upon Employee’s heirs, executors and administrators.

6.4          Assignment.  The Company shall have the right to assign this Agreement to its subsidiaries, affiliates, successors and designated assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said subsidiaries, affiliates, successors or designated assigns.  Employee may not assign this Agreement, or any rights or obligations hereunder, absent the prior written consent of the Company.  Furthermore, the Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company and any subsidiary or affiliate of the Company in the event the Company desires to assign and transfer the Employee’s Business Relationship to such subsidiary or affiliate without the necessity that this Agreement be amended in writing or resigned at the time of such transfer.

6.5          Governing Law.  This Agreement has been made in and its validity, interpretation, construction and performance shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, as such laws are applied to agreements entered into and to be performed entirely within The Commonwealth of Massachusetts between residents of The Commonwealth of Massachusetts, without reference to its laws governing conflicts of law.  Employee agrees that any action at law or in equity arising out of or relating to this Agreement shall be filed only in state or federal court located in Boston, and Employee hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction of such courts over any suit, action or proceeding arising out of this Agreement.  Employee hereby waives trial by jury and waives any objection to venue of any action instituted hereunder.

6.6          Definitions.  For purposes of this Agreement, the term “Company” shall mean Tesaro, Inc., a Delaware corporation, and any affiliate or subsidiary thereof.  For purposes of this Agreement the terms “employment” and “Business Relationship” shall also mean any period of consultancy with the Company.

6.7          Entire Agreement; Amendments.  This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter hereof.  No amendment, modification or waiver of any of Employee’s obligations under this Agreement shall be valid unless made in writing and signed by both Employee and the Company.

6.8          Waiver.  No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right.  Any waiver by the Company of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

6.9          Counterparts.  This Agreement may be executed in two or more counterparts, which may be facsimile counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

EMPLOYEE HAS READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND EMPLOYEE UNDERSTANDS, AND AGREES TO, EACH OF SUCH PROVISIONS.

EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT MAY AFFECT HIS OR HER RIGHT TO ACCEPT EMPLOYMENT OR PERFORM SERVICES ON

BEHALF OF OTHER COMPANIES DURING AND AFTER THE PERIOD OF HIS OR HER BUSINESS RELATIONSHIP WITH THE COMPANY.

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SCHEDULE A

PRIOR AGREEMENTS—Section 4.1

The following is a complete list of all Prior Agreements:

No Prior Agreements

See below for complete description of Prior Agreements

TESARO, INC.

Non-Disclosure And Inventions Assignment Agreement

Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as of this        day of                       ,          and shall be effective as of                               ,         .

EMPLOYEE

Signature:

Print Name:

Address:

Accepted and Agreed to by:

TESARO, INC.

By:
Name:
Title:
Date: